Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 26, 2010, on our audits of the financial statements of TWLDC Holdings, L.P. as of December 31, 2009 and 2008, and for the years then ended, and of our report dated February 27, 2009, on our audit of the financial statements of TWLDC Holdings, L.P. as of December 31, 2007, and for the year then ended, which reports are included therein.

/s/ BKD, LLP

Houston Texas
November 5, 2010